UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

MONARCH FINANCIAL

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34565	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1435 Crossways Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	– Submission of Matters to a Vote of Security Holders.

Monarch Financial Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 9, 2013 (the “Annual Meeting”). At the Annual Meeting, the shareholders for the Company re-elected four Class II directors to serve for three-year terms. The shareholders approved in an advisory, non-binding vote, the compensation of the Company’s named executive officers disclosed in the Proxy Statement and a recommendation on the frequency of shareholders’ approval of the Company’s executive compensation of one (1) year. The shareholders also ratified the appointment of independent accountants for the fiscal year ended December 31, 2013. The voting results for each proposal are as follows:

1.	To elect four Class II directors to serve for terms of three years each expiring at the 2016 annual meeting of shareholders:

	For	Withheld	Non-vote
Lawton H. Baker, CPA	4,581,203	438,374	3,234,331
Jeffery F. Benson	4,581,203	438,374	3,234,331
Robert M. Oman	4,578,247	441,330	3,234,331
Virginia S. Cross	4,780,071	239,506	3,234,331

2.	To approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Vote
4,025,572	595,588	398,415	3,234,333

3.	To approve, in an advisory, non-binding recommendation on the frequency of one (1) year for shareholders’ approval of the Company’s executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
4,137,998	80,390	377,770	423,418	3,234,332

4.	To ratify the appointment of independent accountants for the fiscal year ended December 31, 2013.

Ratified, the appointment of Yount, Hyde and Barbour, PC, as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ended December 31, 2013.

For	Against	Abstain
8,134,286	117,319	2,303

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: May 10, 2013	/s/ Brad E. Schwartz
Brad E. Schwartz
Chief Executive Officer

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